UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 24, 2009

FEDERAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-31724	59-2935028
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

312 West First Street
Sanford, Florida	32771
(address of principal executive offices)	(zip code)

(407) 323-1833

(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.	Completion of Acquisition or Disposition of Assets

On June 24, 2009, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 14, 2008, by and between The Hartford Financial Services Group, Inc. (“The Hartford”), FT Acquisition Corporation, a direct wholly owned subsidiary of The Hartford (the “Merger Sub”) and Federal Trust Corporation (the “Registrant”), Merger Sub merged (the “Merger”) with and into the Registrant, with the Registrant continuing as the surviving corporation and becoming a direct wholly owned subsidiary of The Hartford. In accordance with the terms of the Merger Agreement, each shareholder of the Registrant, immediately prior to the effective time of the Merger, is entitled to receive $1.00, without interest, for each of its shares of the Registrant’s common stock. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Registrant notified the Financial Industry Regulatory Authority (“FINRA”) on June 24, 2009 that each outstanding share of the Registrant’s common stock, par value $0.01 per share (the “Shares”), was converted in the Merger into the right to receive $1.00 in cash, without interest and requested that FINRA remove the Registrant’s Shares from quotation on the OTC Bulletin Board. In addition, the Registrant anticipates that it will file with the Securities and Exchange Commission a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the reporting obligations of the Registrant under Sections 13 and 15(d) of the Exchange Act.

ITEM 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding Share was converted in the Merger into the right to receive $1.00 in cash, without interest. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

ITEM 5.01.	Change in Control of Registrant.

As a result of the Merger, the Registrant became a direct wholly owned subsidiary of The Hartford. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 hereof for additional information.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the Merger Agreement, as of the effective time of the Merger on June 24, 2009, each of Kenneth W. Hill, Eric J. Reinhold, Robert G. Cox, Charles R. Webb, Samuel C. Certo and Dennis T. Ward resigned from the board of directors of the Registrant. They were replaced by Robert W. Paiano, Brian D. Murphy and John G. Giamalis. In addition, as of the effective time of the Merger on June 24, 2009, Dennis T. Ward resigned as Chief Executive Officer, President and Chief Financial Officer of the Registrant and Robert W. Paiano was appointed President of the Registrant.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Registrant’s articles of incorporation were amended and restated in their entirety as provided in the Merger Agreement (the “Amended and Restated Articles”) to be identical to the amended and restated articles of incorporation of Merger Sub except with respect to the name of the surviving corporation. Pursuant to the Merger Agreement, at the effective time of the Merger, the Registrant’s bylaws were amended and restated in their entirety as provided in the Merger Agreement (the “Amended and Restated Bylaws”) to be identical to the bylaws of Merger Sub. A copy of the Amended and Restated Articles and the Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of November 14, 2008, among the Registrant, The Hartford and Merger Sub* (previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A dated November 20, 2008 and incorporated herein by reference)

3.1	Amended and Restated Articles of Incorporation of the Registrant

3.2	Amended and Restated Bylaws of Registrant

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2009

Federal Trust Corporation
(Registrant)

By:	/s/ Robert W. Paiano
Title:	President